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PRICING SUPPLEMENT NO. 71                                    Rule 424(b)(3)
DATED: June 5, 1997                                      File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $75,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 6/10/97                      [_]                  [_]

 Maturity Date: 6/12/2000

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [_]  LIBOR Telerate

 [_]  Prime Rate

 [x]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  Two Years

 Spread (plus or minus): +.05%

-------------------------
*    The 12th of each September, December, March and June.

** The 12th of each September, December, March and June, commencing September 12, 1997.

*** To be determined on June 9, 1997 using the two-year CMT Rate for June 6, 1997, plus 5 basis points.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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